Exhibit 99.1

Incannex Announces Potential Reduction of Up to 50.4% of its Series A Warrants

NEW YORK and MELBOURNE, Australia, May 16, 2025 (GLOBE NEWSWIRE) – Incannex Healthcare Inc. (Nasdaq: IXHL), (“Incannex”), a clinical-stage biopharmaceutical company leading the way in developing oral combination medicines, announced its entry on May 15, 2025 into agreements with the outstanding holders of its Series A Warrants (the “Letter Agreements”) permitting Incannex to potentially reduce up to 50.4% of the shares of common stock underlying its previously issued Series A Warrants.

The Letter Agreements provide, among other things, Incannex discretion to temporarily utilize its at-the-market sales agreement with A.G.P/Alliance Global Partners (the “ATM”) during a specified period, provided that Incannex uses the first approximately $12.5 million of net proceeds from any placements under the ATM during the specified period to pay the holders of Series A Warrants for the cancellation of up to 5,833,333 shares of common stock underlying the Series A Warrants (which are otherwise subject to adjustment to up to 175,000,000 shares of common stock assuming full adjustment of the exercise price of the Series A Warrant to the floor price of $0.216 per share and exercise pursuant to the zero exercise price provisions of the Series A Warrants).

The Series A Warrants are not presently exercisable as the exercise of the Series A Warrants continues to be subject to obtaining the requisite approval by Incannex’s stockholders. Incannex is seeking the requisite stockholder approval at its special meeting of stockholders currently scheduled for May 27, 2025.

“We are pleased to have the opportunity to potentially reduce the dilution to our stockholders from the Series A Warrants,” said Joel Latham, President and CEO of Incannex. “We remain committed to delivering on key upcoming milestones and to advancing IHL-42X as a potential treatment for millions of underserved patients living with obstructive sleep apnea.”

The description of the Letter Agreements above is not complete and is qualified in its entirely by reference to the Current Report on Form 8-K filed by Incannex with the Securities and Exchange Commission on May 15, 2025 and copy of the form of Letter Agreement filed therewith, which we encourage you to review.

About IHL-42X

IHL-42X is designed to treat obstructive sleep apnea (“OSA”) by targeting its underlying pathophysiology. An oral fixed-dose combination of dronabinol and acetazolamide, IHL-42X is currently advancing through the RePOSA Phase 2/3 clinical trial, which is expected to enroll more than 560 patients at sites worldwide.

Designed to act synergistically, IHL-42X uniquely targets two physiological pathways associated with the intermittent hypoxia (“IH”) and hypercapnia that characterize OSA. In a prior Australian Phase 2 clinical trial, IHL-42X was shown to reduce the Apnea-Hypopnea Index (“AHI”) in all dosage strengths, with the lowest dose reducing AHI by an average of 51 percent relative to baseline. RePOSA, a global Phase 2/3 clinical trial is underway, evaluating IHL-42X in individuals with OSA who are either non-compliant, intolerant, or naïve to positive airway pressure devices, including CPAP, with the Phase 2 portion conducted in the United States. A topline readout from the U.S. Phase 2 portion is anticipated in July 2025.

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation, and supported by streamlined operations. Incannex’s lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex’s programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: Incannex’s business strategy, future operations; Incannex’s ability to execute on its objectives, prospects, or plans; evaluations and judgments regarding Incannex’s research and development efforts, including any implications that the results of earlier clinical trials will be representative or consistent with later clinical trials or final results; the expected timing of enrolment for these trials and the availability of data or results of these trials, and the potential benefits, safety or of Incannex’s drug candidates; Incannex’s ability to raise sufficient capital from the ATM for the cancellation of a significant portion of the Series A Warrants in the time periods permitted; Incannex’s ability to obtain the requisite stockholder approval for the exercise of the Series A Warrants. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or Incannex’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on Incannex’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the continued availability of financing; Incannex’s ability to raise capital to fund continuing operations and the cancellation of Series A Warrants; Incannex’s ability to complete capital raising transactions, including under the ATM; Incannex’s present inability to use the ATM during the full time permitted by the Letter Agreements as a result of currently outstanding deliverables required for the continued use of the ATM; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex’s development efforts, including Incannex’s ability to progress its drug candidates through clinical trials on the timelines expected; competition from other providers and products; that the market for its drug candidates may not grow at the rates anticipated or at all; Incannex’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex’s ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex’s industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law. Incannex’s reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex’s website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Contact Information

Jennifer Drew-Bear
Edison Group for Incannex
Jdrew-bear@edisongroup.com